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                                                         EXHIBIT 10.33

                         SEVENTEENTH AMENDMENT
                                   TO
                          ANGELICA CORPORATION
                        RETIREMENT SAVINGS PLAN

        WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter the "Company"), established and continues to maintain the Angelica
Corporation Retirement Savings Plan (hereinafter the "Plan"); and

        WHEREAS, the Company desires to amend the Plan effective as of January 1, 1999;

        NOW, THEREFORE, the Plan is hereby amended, effective January 1, 1999, in the following respect:

        Paragraph D. of Section 6.1 is deleted in its entirety and the following is substituted in lieu thereof:

        "D.  Directed Purchase of Life Insurance.  Prior to November 1,
             -----------------------------------
1989, every Participant had the right, exercisable by him in his sole discretion, to direct that a portion of his Salary Deferral Account be applied to purchase insurance insuring his life or the life or lives of his spouse and children under age 23. Effective November 1, 1989, Participants no longer had the right to purchase life insurance under the Plan. All policies existing under the Plan as of that date were retained in the Plan until distributable or until a Participant directed that his respective policy or policies be cancelled or placed on a paid up basis, and the premiums were paid from amounts credited to the Participant's Salary Deferral Account.

        Effective January 1, 1999, no life insurance policies existing under the Plan as of that date may be retained in the Plan. Each Participant who has insurance under the Plan shall elect either to: (1) cancel his respective policy or policies; or (2) direct that his respective policy or policies be distributed to him. If a Participant elects to cancel his insurance policy or policies, the cash value of his respective policy or policies shall be credited to his Account."

        IN WITNESS WHEREOF, the Company has executed this Seventeenth Amendment and affixed its corporate seal hereto by its duly authorized officer on this 17th day of December, 1998.

                            ANGELICA CORPORATION


                            By  /s/ Don W. Hubble
                               -------------------------------------
[SEAL]                         Chairman of the Board,
                               President and Chief Executive Officer
WITNESSED BY:

/s/ Jill Witter
--------------------------------
Secretary